UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2012

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Bridge Financing

On October 18, 2012, Reven Housing REIT, Inc. (the “Company”) issued convertible promissory notes to certain accredited investors in the aggregate principal amount of $500,000 (the “Notes”). In addition, the investors in the Company’s July 2012 bridge financing exchanged their previously issued convertible promissory notes in the aggregate principal amount of $52,789 pursuant to the terms thereof for new Notes in their respective principal amounts. The maturity date of the Notes is the earlier of December 31, 2013 or the date on which the Company consummates an equity financing in which it sells shares of its capital stock with an aggregate sales price of at $5,000,000 or more (a “Qualified Equity Financing”). The Notes bear interest at a rate of 10 percent per annum payable in full on the maturity date. In the event the Company consummates a Qualified Equity Financing prior to December 31, 2013, then the holders of the Notes at their option may convert the outstanding principal and accrued interest under the Notes into shares of the Company’s capital stock issued in the Qualified Equity Financing at the same price and on the same terms as the investors in such financing. The Notes may be prepaid in whole or in part at the Company’s option without penalty. The form of Note is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

In connection with the issuance of the Notes, the Company also issued to the investors 5-year warrants exercisable for shares of the Company’s capital stock issued in the Qualified Equity Financing (the “Warrants”). The exercise price of the Warrants will be the same as the price per share of the equity securities sold to investors in the Qualified Equity Financing, and each Warrant provides for 100% warrant coverage on the principal amount of the related Note. The form of Warrant is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the issuance of the Notes by the Company, the amount of the Company’s obligation thereunder and the terms and conditions of the Notes disclosed in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of the Notes and the Warrants by the Company disclosed in Item 1.01 above is incorporated herein by reference. As described more fully in Item 1.01 above, the outstanding principal amounts and accrued interest under the Notes may be converted by the holders thereof into shares of the Company’s capital stock issued in the Qualified Equity Financing, in the event the Company consummates such a financing prior to the maturity date of the Notes, and the Warrants may be exercised for such shares of capital stock at the same price and on the same terms as the investors in the Qualified Equity Financing. The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of the Notes, the Warrants and the underlying securities pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit 10.1	Form of Convertible Promissory Note
Exhibit 10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: October 24, 2012	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer